                                                                    EXHIBIT 25.9

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                          ----------------------------

                         BANK ONE, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                            36-0899825
                                                          (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

1 BANK ONE PLAZA, CHICAGO, ILLINOIS                       60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                         BANK ONE, NATIONAL ASSOCIATION
                        1 BANK ONE PLAZA, SUITE IL1-0801
                             CHICAGO, ILLINOIS 60670
                    ATTN: JOHN R. PRENDIVILLE (312) 732-1830
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          -----------------------------

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

BERMUDA                                                   94-2708455
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

80 SOUTH MAIN STREET
HANOVER, NEW HAMPSHIRE                                    03755-2053
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                        GUARANTEE OF PREFERRED SECURITIES
                           OF FUND AMERICAN TRUST III
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.     GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
            TRUSTEE:

            (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO
                WHICH IT IS SUBJECT.

            Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

            (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

            The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

            No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificates of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4. A copy of the existing by-laws of the trustee.*

            5. Not Applicable.

            6. The consent of the trustee required by Section 321(b) of the Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8. Not Applicable.

            9. Not Applicable.

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 1st day of November, 2001.

                                   BANK ONE, NATIONAL ASSOCIATION,
                                   TRUSTEE

                                   By /s/ John R. Prendiville
                                      John R. Prendiville
                                      First Vice President

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                                November 1, 2001

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

      In connection with the qualification of a guaranty agreement between White Mountains Insurance Group, Ltd. and Bank One, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                   Very truly yours,

                                   BANK ONE, NATIONAL ASSOCIATION

                                   By /s/ John R. Prendiville
                                      John R. Prendiville
                                      First Vice President

                                    EXHIBIT 7

                                    Call Date: 03/31/01 ST-BK: 17-1630 FFIEC 031
                                                               Page RC-1

Legal Title of Bank:       Bank One, NA
Address:                   1 Bank One Plaza, Ste 0303
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                            DOLLAR AMOUNTS IN THOUSANDS C400
                                                                                                        ----
                                                                            RCFD    BIL MIL THOU
ASSETS
 1.  Cash and balances due from depository institutions (from Schedule      RCFD
     RC-A):                                                                 ----
     a. Noninterest-bearing balances and currency and coin(1) ...........   0081      7,994,185         1.a
     b. Interest-bearing balances(2) ....................................   0071      1,910,093         1.b
 2.  Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A) .......   1754              0         2.a
     b. Available-for-sale securities (from Schedule RC-B, column D) ....   1773     23,762,627         2.b
 3.  Federal funds sold and securities purchased under agreements to
     resell                                                                 1350     16,702,281         3.
 4.  Loans and lease financing receivables (from Schedule RC-C):
     A. LOANS AND LEASES HELD FOR SALE ..................................   5369        344,709         4.a
     B. LOANS AND LEASES, NET OF UNEARNED INCOME ........................   B528     82,078,753         4.b
     c. LESS: Allowance for loan and lease losses .......................   3128      1,928,789         4.c
     d. LOANS AND LEASES, NET OF UNEARNED INCOME AND ALLOWANCE
        (ITEM 4.B MINUS 4.C) ............................................   B529     80,146,964         4.d
 5.  Trading assets (from Schedule RD-D) ................................   3545      4,915,723         5.
 6.  Premises and fixed assets (including capitalized leases) ...........   2145        766,510         6.
 7.  Other real estate owned (from Schedule RC-M) .......................   2150         10,983         7.
 8.  Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M) .....................................   2130        396,660         8.
 9.  Customers' liability to this bank on acceptances outstanding .......   2155        224,739         9.
10.  Intangible assets ..................................................
     A. GOODWILL ......................................................     3163        455,924        10.a
     B. OTHER INTANGIBLE ASSETS (FROM SCHEDULE RC-M) ....................   0426          4,069        10.b
11.  Other assets (from Schedule RC-F) ..................................   2160      3,800,668        11.
12.  Total assets (sum of items 1 through 11) ...........................   2170    141,439,135        12.

----------
(1)   Includes cash items in process of collection and unposted debits.
(2)   Includes time certificates of deposit not held for trading.

                                    Call Date: 03/31/01 ST-BK: 17-1630 FFIEC 031
                                                               Page RC-2

Legal Title of Bank:       Bank One, NA
Address:                   1 Bank One Plaza, Ste 0303
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                                     DOLLAR AMOUNTS IN
                                                                                         THOUSANDS
                                                                                         ---------
LIABILITIES
13.  Deposits:                                                              RCON
     a. In domestic offices (sum of totals of columns A and C               ----
        from Schedule RC-E, part 1) .....................................   2200         54,375,506   13.a
    (1) Noninterest-bearing(1) ..........................................   6631         17,419,591   13.a1
    (2) Interest-bearing ................................................   6636         36,955,915   13.a2
                                                                            RCFN
    b. In foreign offices, Edge and Agreement subsidiaries, and             ----
       IBFs (from Schedule RC-E, part II) ...............................   2200         32,455,591   13.b
       (1) Noninterest bearing ..........................................   6631            763,957   13.b1
       (2) Interest-bearing .............................................   6636         31,691,634   13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                          RCFD 2800     6,144,086   14
15. Trading liabilities (from Schedule RC-D .............................   RCFD 3548     3,957,785   15
16. OTHER BORROWED MONEY (INCLUDES MORTGAGE INDEBTEDNESS AND
    AND OBLIGATIONS UNDER CAPITALIZED LEASES)(FROM SCHEDULE RC-M ........   RCFD 3190    22,957,605   16
17. Not applicable
18. Bank's liability on acceptance executed and outstanding .............   2920            224,739   18.
19. Subordinated notes and debentures ...................................   3200          3,861,811   19.
20. Other liabilities (from Schedule RC-G) ..............................   2930          8,947,634   20.
21. Total liabilities (sum of items 13 through 20) ......................   2948        132,924,757   21.
22. MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES ......................   3000                 26   22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus .......................   3838                  0   23.
24. Common stock ........................................................   3230            200,858   24.
25. Surplus (exclude all surplus related to preferred stock) ............   3839          5,493,189   25.
26. a. Retained earnings ................................................   3632          2,827,092   26.a
    B. ACCUMULATED OTHER COMPREHENSIVE INCOME (3) .......................   B530             (6,787)  26.b
27. OTHER EQUITY CAPITAL COMPONENTS (4) .................................   A130                  0   27.
28. Total equity capital (sum of items 23 through 27)                       3210          8,514,352   28.
29. Total liabilities, minority interest, and equity capital
    (sum of items 21, 22, and 28) .......................................   3300        141,439,165   29.

Memorandum
To be reported only with the March Report of Condition.

1.    Indicate in the box at the right the number of the STATEMENT
      below that best describes the most comprehensive level of                              --------------
      auditing work performed for the bank by independent external                                 Number
      auditors as of any date during 1996 ..........................    RCFD 6724 ....   2    M.1
                                                                                             --------------
1  =  Independent audit of the bank conducted in accordance
      with generally accepted auditing standards by a certified
      public accounting firm which submits a report on the bank
2  =  Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing
      standards by a certified public accounting firm which
      submits a report on the consolidated holding company
      (but not on the bank separately)
3  =  DIRECTORS' EXAMINATION OF THE BANK CONDUCTED IN
      ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS BY A CERTIFIED
      PUBLIC ACCOUNTING FIRM (MAY BE REQUIRED BY STATE CHARTERING AUTHORITY)
4. =  Directors' examination of the bank performed by other
      external auditors (may be required by state chartering
      authority)
5  =  Review of the bank's financial statements by external
      auditors
6  =  Compilation of the bank's financial statements by external auditors
7  =  Other audit procedures (excluding tax preparation work)
8  =  No external audit work

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)   Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(4)   Includes treasury stock and unearned Employee Stock Ownership Plan shares.